Exhibit 10.40

               FIFTH AMENDMENT TO CREDIT AGREEMENT


     THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (the "Fifth Amendment"), dated effective as of the 4th day of December, 1996, by and among CATHERINES, INC., a Delaware corporation (the "Company"), CATHERINES STORES CORPORATION, a Tennessee corporation (successor by merger to Catherines Stores Corporation, a Delaware Corporation) (the "Parent"), CATHERINES OF PENNSYLVANIA, INC., a Tennessee corporation ("PA Co."), CATHERINES OF CALIFORNIA, INC., a California corporation ("RT Co."), CATHERINES PARTNERS, L.P., a Tennessee limited partnership ("Intex"), FIRST AMERICAN NATIONAL BANK ("FANB") individually and in its capacity as Agent (as defined in the Agreement) (the "Agent"), HIBERNIA NATIONAL BANK ("Hibernia"), THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED ("Hongkong") (FANB, Hibernia and Hongkong, together with their respective successors, transferees and assigns from time to time parties hereto referred to collectively as the "Banks" and each individually referred to as a "Bank").

                            RECITALS

     The Company, Parent and Banks (together with Added Dimensions, Inc., Linda Karan-Large Size Factory Outlet, Inc., and The Answer-The Elegant Large Size Discounter, Inc. which have been merged into Virginia Specialty Stores, Inc. ("VSS") and VSS which has been merged into the Company) are parties to that certain Credit Agreement dated as of March 31, 1994 (the "Credit Agreement").

     Hibernia and Hongkong became parties to the Credit Agreement by virtue of that certain Commitment Transfer Supplement dated of even date with the Credit Agreement.

     PA Co., RT Co. and Intex (together with CSC Sub, Inc. which was the predecessor corporation of Parent) became Credit Parties to the Credit Agreement and said Credit Agreement was amended by the Credit Parties by virtue of that certain First Amendment to Credit Agreement (the "First Amendment") dated as of January 29, 1995.

     The Credit Agreement was further amended by virtue of that certain Second Amendment to Credit Agreement (the "Second Amendment") dated as of December 6, 1995, that certain Third Amendment to Credit Agreement dated as of April 26, 1996 (the "Third Amendment") and that certain Fourth Amendment to Credit Agreement dated as of September 4, 1996 (the "Fourth Amendment") (the Credit Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment referred to collectively as the "Agreement").

     The Credit Parties have requested that the Banks make certain changes to the Agreement.

     The Banks consent to and approve the foregoing request of the Credit Parties, subject to the terms and conditions of this Fifth
Amendment.

     All corporate actions required for the execution, delivery and performance of the obligations hereunder incurred have been duly taken.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:


SECTION ONE:  DEFINITIONS

     1.01 Amended Definitions. Each of the following definitions contained in Section 1 of the Agreement is hereby deleted and the following definitions substituted in lieu thereof:

          "Basic Documents" shall mean, collectively, the Credit Agreement (including all schedules and exhibits thereto), as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment (including all schedules and exhibits hereto and thereto), the Working Capital Notes, the Term Notes, the Swingline Note, the Security Documents, the First Amendment Security Documents, the Second Amendment Security Documents and the Fourth Amendment Security Documents.


SECTION TWO:  AMENDMENTS

     2.01  Amendment to Subsection 2.8.  Subsection 2.8 to the
Agreement is amended by deleting subsection 2.8 in its entirety and by substituting in lieu thereof the following:

          2.8 Prepayments of the Working Capital Loans and Swingline Loans. The Company shall prepay the Working Capital Loans and Swingline Loans so that for at least thirty (30) consecutive days (the "Pay Down Period") of each Fiscal Year the aggregate principal amount of outstanding Working Capital Loans and Swingline Loans (exclusive of Letters of Credit) shall not exceed $5,000,000.00. Notwithstanding the foregoing, the Banks hereby waive the prepayment requirement of this Subsection 2.8 for the 1996 Fiscal Year.

     2.02  Amendment to Subsection 9.1.  Subsection 9.1 to the
Agreement is amended by adding the following subparagraph thereto:

          (i) A subordinated term loan to be incurred by the Company on a one-time basis (the "Subordinated Debt") subject to the following conditions: (A) the Subordinated Debt shall not exceed $15,000,000.00; (B) the terms and conditions of the borrowing under the Subordinated Debt shall be, in the sole discretion of the Banks, satisfactory in all respects; (C) the loan documentation evidencing the Subordinated Debt shall contain provisions in respect of subordination, amortization, rate of interest and acceleration of the due date of such interest and acceleration of the due date of such indebtedness prior to its stated maturity which, in the sole discretion of the Banks, are acceptable in form and substance to the Banks; (D) the payment and financial covenants of the Subordinated Debt shall be subordinate in all respects to the payment and financial covenants contained in the Agreement with respect to the Loans and shall be evidenced by a subordination agreement in form and substance satisfactory to the Bank in their sole discretion, to be executed by the Company, the Subordinated Debt lender and the Banks, (E) the Banks shall determine, in their sole discretion, that the Subordinated Debt will not impact the Company's financials in such a manner as to be unsatisfactory to the Banks; (F) the Banks shall receive such other information and documentation with respect to the Subordinated Debt as the Banks shall deem necessary and such information and documentation shall be satisfactory to the Banks: and (G) the Company shall pay all of the fees and expenses incurred by the Banks, including legal fees and expenses of Banks' legal counsel.

     2.03  Amendment to Subsection 9.8.  Subsection 9.8 to the
Agreement is amended by deleting subsection 9.8 in its entirety and by substituting in lieu thereof the following:

          9.8 Consolidated Net Worth. Permit Consolidated Net Worth on the last day of any month to be less than $68,500,000 (the "Minimum Consolidated Net Worth Requirement") which Minimum Consolidated Net Worth Requirement shall be adjusted at the end of each Fiscal Year. Such Minimum Consolidated Net Worth Requirement shall be increased beginning with the 1997 Fiscal Year by adding to the preceding Fiscal Year's Minimum Consolidated Net Worth Requirement one hundred percent (100%) of Net Income for the preceding Fiscal Year. The Minimum Consolidated Net Worth Requirement shall be increased at the end of each Fiscal Year thereafter by adding to the previous Fiscal Year's Minimum Consolidated Net Worth Requirement fifty percent (50%) of Net Income for the preceding Fiscal Year.

     2.04 Amendment to Section 9.9. Section 9.9 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

          9.9  Capital Expenditures.  Permit Capital
     Expenditures to exceed an aggregate of $11,000,000.00 in the 1996 Fiscal Year and an aggregate of $8,000,000.00 in any Fiscal Year thereafter commencing with the 1997
     Fiscal Year.

     2.05  Amendment to Section 9.10.  Section 9.10 of the
Agreement is hereby deleted in its entirety and the following substituted therefor:

          9.10 Debt Coverage Ratio. Permit the Debt Coverage Ratio, in each case for the period of four (4) fiscal quarters ending on the last day of each fiscal quarter commencing with the fiscal quarter ending January 31, 1997, to be less than 2.50 to 1.0.

     2.06  Amendment to Subsection 9.12.  Subsection 9.12 of the
Agreement is hereby deleted in its entirety and the following substituted therefor:

          9.12 Limitation on Dividends. Declare any cash dividends on any shares of any class of stock of the Credit Parties or make any payment on account of, or set apart assets for s inking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of stock of the Credit Parties, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Credit Parties; except that the Company or the Parent may declare dividends on any class or series of stock of the Company or the Parent, provided that, (i) (A) no Default or Event of Default exists and
     (B) the Dividend Ratio for such Fiscal Year exceeds 1.05 to 1.0 or (ii) dividends paid by the Company to the Parent are used by the Parent to satisfy obligations of the Parent and the Company under the Consulting Agreement and the Noncompetition Agreement.

SECTION THREE:  CONDITIONS PRECEDENT

     3.01 Conditions to the Execution of the Fifth Amendment. The obligation of the Banks to enter into the Fifth Amendment shall be subject to the following conditions to the satisfaction of the
Agent:

     (a) Fifth Amendment. Each Bank shall have received an original of the Fifth Amendment duly executed by a duly authorized officer of each of the Credit Parties.

     (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on the date of the Fifth Amendment. No Event of Default (or condition which would constitute an Event of Default with the giving of notice, the lapse of time, or both) under material (in the reasonable opinion of the Company and the Agent) contracts of the Credit Parties such as, but not limited to, agreements with respect to capital stock, financing documents and lease agreements shall have occurred and be continuing on the date of the Fifth Amendment.

     (c) Amendment Fee. Agent shall have received an amendment fee of $25,000.00 which shall be distributed on an equal basis to the Banks by Agent.

     (d)  Legal Opinion of Counsel to the Credit Parties.  Each
Bank shall have received a counterpart of an opinion, dated the date of the Fifth Amendment, of Waring Cox, counsel to the Credit
Parties, in substantially the form of Exhibit "A".

     (e) Corporate Proceedings. Each Bank shall have received an execution copy of the resolutions of the Boards of Directors of the applicable Credit Parties authorizing the execution, delivery and performance of the Fifth Amendment certified by the Secretary or Assistant Secretary of the relevant Credit Partners as of the date of the Fifth Amendment, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of the Fifth Amendment.

     (f) Representations and Warranties. The representations, warranties and disclosures made by the Credit Parties in the Agreement, as amended by the Fifth Amendment, or in any Basic Document or made by any of the Credit Parties in any certificate, document or financial or other statement furnished in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of the Fifth Amendment with the same effect as if made on such date.


SECTION FOUR:  REPRESENTATIONS AND WARRANTIES

     4.01  Entity Existence; Compliance with Law.

     (a) Each of the corporate Credit Parties (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority and the legal right to own or lease and operate its property, and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where failure to so qualify and remain in good standing would materially and adversely affect its ability to own or lease and operate its property or to conduct the business in which it is currently engaged or intends to engage in the future and (iv) is in compliance with all Requirements of Law, except where non-compliance would not have material adverse effect on the business, operations, assets or financial conditions of each such Credit Party.

     (b) Intex (i) is duly organized, validly existing and in good standing under the laws of Tennessee, (ii) has the partnership power and authority and the legal right to own or lease and operate its property, and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign limited partnership and in good standing under the laws of each jurisdiction where failure so to qualify and remain in good standing would immaterially and adversely affect its ability to own or lease and operate its property or to conduct the business in which it is currently engaged or intends to engage in the future and (iv) is in compliance with all Requirements of Law, except where non-compliance would not have material adverse effect on the business, operations, assets or financial conditions of Intex.

     4.02  Entity Power; Authorization; Enforceable Obligations.

     (a) Each of the corporate Credit Parties has the corporate power and authority, and Intex has the partnership power and authority, to make, deliver and perform all of its respective obligations in connection with the Agreement as amended by the Fifth Amendment; each corporate Credit Party has taken all necessary corporate action, and Intex has taken all necessary partnership action, to authorize the execution, delivery and performance of the Fifth Amendment. No consent or authorization of, filing with, or other act by or in respect of, any other Person is required in connection with the execution, delivery or performance by each of the Credit Parties or the validity of or enforceability against each of the Credit Parties, of the Fifth Amendment (except such filings as are necessary in connection with perfection of the Liens created by such documents, which filings have been duly made and/or obtained and are in full force and effect). The Fifth Amendment has been duly executed and delivered on behalf of each such Credit Party. The Fifth Amendment constitutes a legal, valid and binding obligation of each Credit Party, enforceable against each such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and except as enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

     4.03 No Legal Bar. The execution, delivery and performance by each of the Credit Parties of the Fifth Amendment do not and will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon the Credit Parties or any of their properties or assets, except where noncompliance would not have a material effect on the business, operations, property, assets or financial condition of the Credit Parties taken as a whole and will not result in the creation or imposition of any Lien on any such properties or assets pursuant to the provisions of any Requirement of Law or any Contractual Obligations other than the Lien of the Security Documents.

     4.04 No Default. None of the Credit Parties is in default in the payment or performance of any of its Contractual Obligations in any respect that is material to the Credit Parties, and no Default or Event of Default has occurred and is continuing. None of the Credit Parties is in default in any respect that is material to it under any order, award or decree of any Governmental Authority or arbitrator binding upon or affecting it or by which any of its properties or assets may be bound or affected.


SECTION FIVE:  MISCELLANEOUS

     5.01  Governing Law; No Third-Party Rights.  THIS AGREEMENT
AND THE RIGHTS AND DUTIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH,
THE LAWS OF THE STATE OF TENNESSEE.

     5.02 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     5.03 No Other Amendments. All other terms and provisions of the Agreement not modified or amended hereby shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Fifth
Amendment to Credit Agreement as of the day and year first above written.

                              CATHERINES, INC.

                              By:  /s/ David C. Forell
                                 -------------------------------
                                 David C. Forell, Executive
                                 Vice President


                              CATHERINES STORES CORPORATION

                              By:  /s/ David C. Forell
                                 -------------------------------
                                 David C. Forell, Executive
                                 Vice President


                              CATHERINES OF PENNSYLVANIA, INC.

                              By:  /s/ David C. Forell
                                 -------------------------------
                                 David C. Forell, Executive
                                 Vice President


                              CATHERINES OF CALIFORNIA, INC.

                              By:  /s/ David C. Forell
                                 -------------------------------
                                 David C. Forell, Executive
                                 Vice President


                              CATHERINES PARTNERS, L.P.

                              By:  CATHERINES, INC., its general
                                   partner

                                   By:  /s/ David C. Forell
                                      --------------------------
                                      David C. Forell, Executive
                                      Vice President


                              FIRST AMERICAN NATIONAL BANK,
                              individually and as Agent

                              By:  /s/ Mariah G. Lundberg
                                 -------------------------------
                                 Mariah G. Lundberg
                              Title:  Assistant Vice President


                              HIBERNIA NATIONAL BANK

                              By:  /s/ Colleen Lacy
                                 -------------------------------
                                 Colleen Lacy
                              Title:  Vice President


                              THE HONGKONG AND SHANGHAI BANKING
                              CORPORATION LIMITED

                              By:  /s/ Steve Trepiccione
                                 -------------------------------
                                 Steve Trepiccione
                              Title:  AVP